Exhibit 99.1

FINANCIAL CONTACT: John W. Hohener Vice President and CFO Tel: (949) 221-7100 INVESTORS: Robert C. Adams Vice President Corporate Development Tel: (949) 221-7100

Microsemi Announces Settlement of DOJ Suit

IRVINE, Calif. August 20, 2009 — (GlobeNewswire) — Microsemi Corporation (NASDAQ: MSCC), a leading manufacturer of high performance analog mixed-signal integrated circuits and high reliability semiconductors, announced today that is has sold the assets of Semicoa to a third party. In connection with this sale, the United States Department of Justice has settled its civil action against Microsemi. Microsemi’s settlement with the Department of Justice is subject to final approval under procedures set out by federal law.

The results of this transaction will not have a material impact on Microsemi’s current quarterly results, and Microsemi is currently making no changes to its revenue or earnings guidance for the September quarter. Microsemi will provide additional details of the sale when it releases its September quarter and year-end results.

About Microsemi

Microsemi Corporation, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed-signal integrated circuits and high reliability semiconductors. The company’s semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi’s products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, battery optimization, reducing size or protecting circuits. The principal markets the company serves include implanted medical, defense/aerospace and satellite, notebook computers, monitors and LCD TVs, automotive and mobile connectivity applications. More information may be obtained by contacting the company directly or by visiting its website at http://www.microsemi.com.

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PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI’S FUTURE RESULTS.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in this news release that are not entirely historical and factual in nature, including without limitation statements concerning Microsemi’s settlement with the Department of Justice, its expected quarterly results and its revenue and earnings guidance, are forward-looking statements. These forward-looking statements are based on Microsemi’s current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as continued negative or worsening worldwide economic conditions or market instability, downturns in the highly cyclical semiconductor industry, intense competition in the semiconductor industry and resultant downward price pressure, inability to develop new technologies and products to satisfy changes in customer demand or the development by the company’s competitors of products that decrease the demand for Microsemi’s products, unfavorable conditions in certain retail consumer markets serviced by the company’s OEM customers, fluctuations in sales of high-reliability products for use in implantable defibrillators, inability of Microsemi’s compound semiconductor products to compete successfully with silicon-based products, production delays related to new compound semiconductors, variability of the company’s manufacturing yields, the concentration of the factories that service the semiconductor industry, delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities, inability by Microsemi to fulfill customer demand and resulting loss of customers, variations in customer order preferences, difficulties foreseeing future demand, effects of limited visibility of future sales, Microsemi’s reliance on government contracts for a portion of its sales, risks related to the company’s international operations and sales, increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all, unanticipated changes in Microsemi’s tax provisions or exposure to additional income tax liabilities, changes in generally accepted accounting principles, principal, liquidity and counterparty risks related to Microsemi’s holdings in securities, including auction rate securities, the difficulties regarding the making of estimates and projections, dealing with environmental or other regulatory matters or litigation, or any matters involving litigation, contingent liabilities or other claims, difficulties and costs imposed by law, including under the Sarbanes-Oxley Act of 2002, the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi’s business and results of operations, if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation, the hiring and retention of qualified personnel in a competitive labor market, acquiring, managing and integrating new operations, businesses or assets, uncertainty as to the future profitability of acquired businesses, delays in the realization of any accretion from acquisition transactions, any circumstances that adversely impact the end markets of acquired businesses, difficulties in closing or disposing of operations or assets, difficulties in transferring work from one plant to another, rapidly changing technology and product obsolescence, difficulties predicting the timing and amount of plant closure costs, the potential inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, adverse circumstances in any of the company’s end markets, results of in process or planned development or marketing and promotional campaigns, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, epidemics, health advisories, disasters, national emergencies, wars or potential future effects of the tragic events of September 11, 2001, political instability, currency fluctuations, principal and liquidity risks associated with Microsemi’s investments including auction rate securities, difficulties in implementing company strategies, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties and costs of protecting patents and other proprietary rights, work stoppages, labor issues, inventory obsolescence and difficulties regarding customer qualification of products, manufacturing facilities and processes, and other difficulties managing consolidation or growth, including in the maintenance of internal controls, the implementation of information systems, and the training of personnel. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company’s most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi’s future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.